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                                  EXHIBITS

(a) Amended and Restated Agreement and Declaration of Trust, dated April 7, 1986, amended April 21, 2006.

(b)      By-laws, dated April 7, 1986, amended April 13, 2006.

(d) Investment Management Services Agreement, amended and restated, dated May 1, 2006.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006